Exhibit 99.1

LMP Automotive Holdings, Inc. Appoints Keith M. Locker to its Board of Directors

PLANTATION, FL / ACCESSWIRE / December 30, 2019 / LMP Automotive Holdings, Inc. (NASDAQ: LMPX) (the “Company” or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, rent, subscribe for or finance pre-owned and new automobiles, today announced the appointment of Keith M. Locker to its board of directors.

“On behalf of LMP and its Board of Directors, I would like to welcome Mr. Locker to the LMP team” said Sam Tawfik, the Company’s Chairman and Chief Executive Officer, adding that this is perfect timing given the Company’s active acquisition strategy. Mr. Locker will also bring significant capital markets expertise as LMP explores alternatives to fund the prospective acquisitions. Mr. Locker has agreed to join immediately and will be added to LMP’s Audit, Compensation, and Nominating and Corporate Governance Committees.

Mr. Tawfik also added, “Keith brings significant public company directorship experience, as well as a proven track record in M&A and capital markets. He is an important and timely pedigree addition to our board of directors, given we believe we can deploy significant capital through our active pipeline of potential accretive franchise dealership acquisitions and vehicle fleet financing.”

Mr. Locker stated, “I am excited and honored to work with Mr. Tawfik and the LMP board of directors. I believe my knowledge, financial expertise, public market experience and capital market relationships will facilitate execution and oversight of LMP’s business strategy and add to shareholder value.”

In past directorship roles, Mr. Locker has built and negotiated optimal capital structures to maximize value for stakeholders, gained deep experience in governance, risk management, and audit. He has also demonstrated a keen ability to evaluate and integrate acquisitions and portfolios.

Mr. Locker currently serves as the Chief Executive Officer and President of Inlet Capital Management LLC and serves as the President of Global Capital Resources, LLC and GCR Advisors Inc. Mr. Locker’s responsibilities include overseeing all real estate capital markets activities. Mr. Locker’s prior investment banking experience includes Bear, Stearns & Co. Inc., as a Senior Managing Director, and Deutsche Bank Securities, Inc., as a Managing Director.

His previous public board of directors experience include Non-Executive Chairman at Sunstone Hotel Investors, Inc. from 2011 to 2015 and as its Independent Director from 2006 until 2017, as well as an Independent Director of New York REIT, Inc., The Mills Corporation and Glenborough Realty Trust Inc.. He also served as a Director of IVP Securities, LLC.

Mr. Locker is a Trustee of National Jewish Health and Governing Trustee of Urban Land Institute and active in numerous philanthropic and community organizations. He earned an M.B.A. in Finance and Real Estate from the Wharton School of the University of Pennsylvania and a B.S./B.A. in Finance from Boston University School of Management.

About LMP Automotive Holdings, Inc. – “Buy, Rent or Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Rent or Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Rent or Subscribe” by either renting automobiles to our customers or allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. LMP’s all-inclusive vehicle subscription membership includes monthly swaps and covers insurance, maintenance and upkeep. It offers the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.

View source version on accesswire.com:

https://www.accesswire.com/571582/LMP-Automotive-Holdings-Inc-Appoints-Keith-M-Locker-to-its-Board-of-Directors